EXHIBIT 107

CALCULATION OF REGISTRATION FEE

Form S-1

(Form Type)

SRM Entertainment, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(2)	457	(o)	2,070,000	$5.00	$10,350,000	$0.0001102		$1,140.57
	Equity	Common Stock, par value $0.0001 per share(3)	457	(o)	2,000,000	$5.00	$10,000,000	$0.0001102		$1,102.00
Fees Previously Paid	-	-	-		-	-	-	-		-
	Total Offering Amounts						$20,350,000.00			$2,242.57
	Total Fees Previously Paid								$
	Total Fee Offsets								$
	Net Fees Due									$2,242.57

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock, par value $0.0001 per share of the registrant (“Common Stock”), registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Includes shares of common stock that may be purchased by the underwriters pursuant to their over-allotment option.

(3)	The securities will be distributed by Jupiter Wellness, Inc., a Delaware corporation, referred to as Jupiter Wellness, as a dividend to its holders of Jupiter Wellness common stock and certain of its warrant holders. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.